CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 26, 2006, relating to the financial statements and financial highlights which appear in the August 31, 2006 Annual Reports to Shareholders of Columbia Cash Reserves, Columbia Money Market Reserves, Columbia Treasury Reserves, Columbia Government Reserves, Columbia Municipal Reserves, Columbia Tax-Exempt Reserves, Columbia California Tax-Exempt Reserves, Columbia New York Tax-Exempt Reserves, Columbia Connecticut Municipal Reserves, Columbia Massachusetts Municipal Reserves, Columbia Government Plus Reserves and Columbia Prime Reserves, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 30, 2007